Exhibit 4.4

NUMBER	(SEE REVERSE LEGEND)	WARRANTS
WA__________

(THIS CLASS A WARRANT WILL BE VOID IF NOT EXERCISED PRIOR
TO 5:00 P.M. NEW YORK CITY TIME, DECEMBER 13, 2013)

FUNTALK CHINA HOLDINGS LIMITED

CUSIP G36993 11 4

CLASS A WARRANT

THIS CERTIFIES THAT, for value received ______________________________________ is the registered holder of a Class A Warrant or Class A Warrants expiring December 13, 2013 (the “Warrant”) to purchase one fully paid and non-assessable ordinary share, par value US$0.001 (“Ordinary Share”), of Funtalk China Holdings Limited, an exempted company with limited liability incorporated in the Cayman Islands (the “Company”) for each Warrant evidenced by this Class A Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company such number of Ordinary Shares at the price of $5.00 per share, upon surrender of this Class A Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent,” with such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Amended and Restated Class A Warrant Agreement between the Company and the Warrant Agent (the “Class A Warrant Agreement”). The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended, (the “Act”) with respect to the Common Stock is effective, subject to the Company satisfying its obligations under Section 6.4 of the Class A Warrant Agreement to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Class A Warrant Certificate refers to the price per share at which Ordinary Shares may be purchased at the time the Warrant is exercised.

No fraction of an Ordinary Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of an Ordinary Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Ordinary Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Class A Warrant Certificate covering the number of Ordinary Shares for which the Warrant has not been exercised.

Class A Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Class A Warrant Certificate or Class A Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.  At any time commencing one year after the date hereof, if no registration statement is effective permitting the sale of the shares of Ordinary Shares underlying the Warrants, the Warrants may be exercised on a “cashless” basis.

Upon due presentment for registration of transfer of the Class A Warrant Certificate at the office or agency of the Warrant Agent, a new Class A Warrant Certificate or Class A Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Class A Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Class A Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company until exercised.

Countersigned and registered

Continental Stock Transfer & Trust Company
Warrant Agent
Corporate Logo

By:	Authorized Officer

Chairman of the Board

By__________________________________	By:__________________________
Chief Financial Officer	Chief Executive Officer

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Class A Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to____________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Class A Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:_____________________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _____________________________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

_______ of the Warrants represented by this Class A Warrant Certificate, and hereby irrevocably constitute and appoint _________________________ Attorney to transfer this Class A Warrant Certificate on the books of the

Company, with full power of substitution in the premises.

Dated:_________________________________
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS CLASS A WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.